Exhibit 10.1

INTELLECTUAL PROPERTY TRANSFER AGREEMENT

This Intellectual Property Transfer Agreement (“Agreement”), dated this 30th day of September, 2022 (“Effective Date”), is by and among Aspire Global Inc., a Cayman Islands exempted company (“Aspire”), Shenzhen Yi Jia, a company duly organized under the laws of China (“Shenzhen”), Tuanfang Liu (“Liu”), an individual resident of the People’s Republic of China and principal stockholder of Aspire and Shenzhen (Aspire, Shenzhen, and Liu shall be collectively referred to as “Transferors” and each, individually, as a “Transferor”), Aspire North America LLC, a California limited liability company (“Aspire NA”) and Ispire Technology Inc., a Delaware corporation (“Ispire”), Transferors, Aspire NA, Ispire each being referred to as a “party” and collectively as the “parties.”

W I T N E S S E T H:

WHEREAS, the Transferors are owners of certain patents, technology, and related intellectual property relating to cannabis vaping products; and

WHEREAS, prior to July 29, 2022, Aspire NA was a wholly-owned subsidiary of Aspire and was engaged in the development, marketing and sales of cannabis vapor products; and

WHEREAS, Transferors have expended substantial funds, have developed and have the rights to patented technology and other Intellectual Property Rights related to cannabis vaping products; and

WHEREAS, Ispire was formed for, among other purposes, to acquire, own, and commercially exploit all such patented technology and other Intellectual Property Rights related to cannabis vaping products through Aspire NA, as its wholly owned subsidiary; and

WHEREAS, on July 29, 2022, as part of a restructuring of Aspire’s business, all of the equity in Aspire NA was transferred to Inspire, whose stockholders are the same as the shareholders of Aspire, with Aspire NA to conduct and operate the cannabis vaping business and to own all of the intellectual property rights of relating to the development, manufacturing, marketing, sales, and otherwise dealing in commerce with cannabis vaping products of any kind and description; and

WHEREAS, Transferors desire to transfer, assign, and sell to Aspire NA all such patented technology and other Intellectual Property Rights, that exist as of the date of this Agreement or that are hereafter developed by any of the Transferors, either individually or jointly with others, relating to cannabis vaping products, in accordance with the terms of this Agreement;

WHEREFORE, the parties do hereby agree as follows:

1. Definitions. As used in this Agreement, the following terms shall have the meanings set forth below.

(a) Assigned Intellectual Property Rights shall mean the Patent Rights, Know-how, Know-how Documentation, Trademarks, and Trade Secrets as defined in Section 1(i), Section 1(f), Section 1(g), Section 1(m), and Section 1(n).

(b) Effective Date shall mean the Effective Date set forth above in the preamble of this Agreement.

(c) Encumbrance shall mean and include any and all security interests, mortgages, liens, pledges, charges, easements, reservations, license rights, restrictions, equities, rights of way, options, rights of first refusal, spousal rights, clouds on title and all other encumbrances, whether or not relating to the extension of credit or the borrowing of money.

(d) Foreign Patents shall mean all patents, patent applications, and other rights granted by any country other than the United States in the Know-how embodied in the United States Patent Rights and all rights relating to patent applications pending in the applicable government office in any country other than the United States, all of which are listed on Exhibit A to this Agreement, and all divisionals, continuations, continuations-in-part, reexaminations, reissues, substitutes, and extensions thereof, and any other applications claiming priority to any of the foregoing.

(e) Intellectual Property Rights shall mean Patent Rights, Know-how, Know-how Documentation, Trademarks, and Trade Secrets as defined in Section 1(i), Section 1(f), Section 1(g), Section 1(m), and Section 1(n) but without regard to any specific application described in such Sections, and whether created or reduced to practice before or after the Effective Date of this Agreement.

(f) Know-how shall include, but not be limited to, Trade Secrets and other proprietary information regarding the technology and know-how underlying the Patent Rights (including, without limitation, ideas, discoveries, formulas, compositions, inventions (whether patentable or not and whether or not reduced to practice)), information and materials recording or evidencing any Transferor’s proprietary expertise relating to the Intellectual Property Rights or Products, regardless of whether such information is patentable; any information contained in any patent application in any country, regardless of whether a patent is ever issued with respect to such application; know-how, methodology, models, algorithms, code, all related files, systems, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, financial and marketing plans and customer and supplier lists and information, marketing and business data, databases, pricing and cost information, ideas, flow charts and all other proprietary and technical information, other intellectual property rights including but not limited to claims or causes of action arising out of or related to past, present or future third-party infringement or misappropriation of the foregoing, rights under all agreements relating to the foregoing, and copies and tangible embodiments of the foregoing (in whatever form or medium).

(g) Know-how Documentation shall mean all software, including source codes and object codes, all designs, manuals and materials, all material relating to Trade Secrets, all applications for copyrights or patents and all patent, trademark, trade dress, copyright or other intellectual property rights relating to the Intellectual Property Rights or Products whether such information is in oral, written, tangible, graphic or electronic form, and whether such information is copyrighted or categorized as a trade secret or know-how, all Prototypes and including notes and summaries of any of the foregoing which are made or created by any of the Transferors.

(h) Knowledge shall mean actual knowledge a party’s manager or any executive officer of such party and shall include any information or documentation which was transmitted, mailed, or delivered to such Person, whether orally or in writing and whether through electronic media, including email and telecopier, or hard copy.

(i) Patent Rights shall mean the United States patents and patent applications listed on Exhibit A to this Agreement and all divisionals, continuations, continuations-in-part, reexaminations, reissues, renewals, substitutes and extensions thereof, and all Foreign Patents, and any other applications claiming priority to any of the foregoing.

(j) Person shall be construed broadly and shall include an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity (or any department, agency or political subdivision thereof).

(k) Prototypes shall mean all samples, models, or preliminary or other releases of a product that relate, in whole or in part, to any of the Intellectual Property Rights and/or that relate, in whole or in part, to cannabis vaping products or devices.

(l) Product shall mean a product or device used, in whole or in part, as or in connection with a cannabis vaping product or device.

(m) Trademarks shall mean the trademarks and trademark applications listed on Exhibit B to this Agreement, whether registered or unregistered, and shall include all trade names, business names, domain names, trademarks, service marks, trade dress, product configurations, or other indications of origin, registrations thereof or applications for registration therefor, whether registered or not, together with the goodwill of the business associated with any of the foregoing and all common law rights therein that may exist or come to exist in any jurisdiction in the world, provided that, with respect to any United States intent-to-use trademark applications set forth on Exhibit B hereto, the transfer of such applications accompanies the transfer of Transferors’ business, or portion of the business to which the trademark(s) pertain, and that business is ongoing and existing.

(n) Trade Secret shall mean all inventions, discoveries, trade secrets, business and technical information and know-how, databases, data collections, patent disclosures, and other confidential and proprietary information and all rights therein which can be treated as trade secrets under the laws of the State of New York.

(o) vaping shall be broadly defined and interpreted to mean and include the action of inhaling and exhaling vapor containing cannabis or hemp oil or other liquid, product, or flavorings, or other natural or synthetic extracts (other than nicotine or tobacco) produced by any vaporizer technology device, including devices which are based on technologies that are presently known or developed in the future.

2. Transfer of Assigned Intellectual Property Rights.

(a) Assignment. For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties, Transferors, each individually and collectively, hereby forever and irrevocably, transfer, assign, and convey to Aspire NA all of their rights, title, and interest in and to the Assigned Intellectual Property that exist or were reduced to practice as of the Effective Date and to any other Intellectual Property Rights created, developed, reduced to practice or acquired by any of the Transferors, either individually or jointly with any others, after the Effective Date, including but not limited to, any Intellectual Property Rights related to the Patent Rights, Products, Prototypes, or other cannabis vaping products or devices.

(b) Work Made for Hire. The parties acknowledge and agree that, to the extent required by applicable law, all Intellectual Property Rights, created or reduced to practice before or after the Effective Date by any of the Transferors, either individually or jointly with any others, consisting of copyrightable subject matter is “work made for hire” as defined in the U.S. Copyright Act of 1976 (17 U.S.C. § 101), and such copyrights are therefore owned by Aspire NA. To the extent that the foregoing does not apply, such Intellectual Property Rights are assigned to Aspire NA pursuant to Section 2(a) above for no additional consideration.

(c) Recordation and Further Actions. Transferors hereby authorize the Commissioner for Patents and the Commissioner for Trademarks in the United States Patent and Trademark Office, the Register of Copyrights in the United States Copyright Office, and the officials of corresponding entities or agencies in any applicable jurisdictions in the world to record and register this Agreement upon request by Aspire NA. Following the Effective Date hereof, upon Aspire NA’s reasonable request, and at Aspire NA’s sole cost and expense, each Transferor shall take such steps and actions, and provide such cooperation and assistance to Aspire NA and its successors, assigns, and legal representatives, including the execution and delivery of any affidavits, declarations, oaths, exhibits, assignments, powers of attorney, or other documents, as may be reasonably necessary to effect, evidence, or perfect the transfer and assignment of the Assigned Intellectual Property Rights to Aspire NA, or any assignee or successor thereto.

3. Representations and Warranties of Transferors. Transferors jointly and severally represent and warrant to Aspire NA as follows:

(a) Aspire is a Cayman Islands exempted company, has the power and authority to conduct its business, and has the full right, power and authority to grant all of the rights, title and interests to be granted pursuant to this Agreement.

(b) Shenzhen is a company organized and existing under the laws of China, has the power and authority to conduct its business, and has the full right, power and authority to grant all of the rights, title and interests to be granted pursuant to this Agreement.

(c) Liu is a resident of the PRC and has the full right, power and authority to grant all of the rights, title and interests to be granted pursuant to this Agreement

(d) No Transferor is required to obtain the approval or consent or the filing of any petition or other documents of any kind and description with any government agency in order to execute this Agreement or perform any of its obligations under this Agreement. Neither the execution of this Agreement by Transferors nor the performance by any Transferor of his or its obligations under this Agreement violate the laws or regulations of the Cayman Islands, with respect to Aspire, or of China with respect to Shenzhen or Liu.

(e) All actions necessary or required under any Licensor’s organizational documents and applicable laws to execute this Agreement and to perform their obligations under this Agreement have been taken, and this Agreement constitutes the valid and binding obligations of Licensors, enforceable in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, moratorium, or similar laws from time to time in effect which affect the enforcement of creditors’ rights generally, and by legal and equitable limitations on the enforceability of specific remedies.

(f) Transferors have, as applicable, the sole, exclusive, valid and irrevocable title to the Patent Rights and other Intellectual Property Rights comprising the Assigned Intellectual Property Rights, subject to no Encumbrances. The Patent Rights are valid and enforceable, and, to the Knowledge of each Transferor, no Transferor has undertaken or omitted to undertake any acts, and no circumstances or grounds exist, that would invalidate, reduce or eliminate, in whole or in part, the enforceability or scope of the Patent Rights or other Assigned Intellectual Property Rights or Aspire NA’s entitlement to exploit such rights. The Assigned Intellectual Property Rights do not infringe upon the patent or other intellectual property right of any third party. Upon transfer of the Patent Rights and Assigned Intellectual Property Rights to Aspire NA, Aspire NA shall own all right, title and interest in the Patent Rights and Assigned Intellectual Property Rights, subject to no Encumbrances, other than Encumbrances incurred by Aspire NA. The Patent Rights constitute all of the Patents owned or licensed by Transferors that relate to the Products or cannabis vaping products or devices, and the Patent Rights and other Assigned Intellectual Property Rights transferred to Aspire NA pursuant to this Agreement constitute all of the intellectual property owned or licensed by Transferors necessary for Aspire NA to develop, manufacture, sell, or otherwise exploit the Products or any future cannabis vaping products or devices.

(g) There is no litigation or arbitration proceeding pending or, to the Knowledge of any Transferor, threatened against any Transferor challenging the rights of any Transferor in or to the Patent Rights or other Assigned Intellectual Property Rights or seeking to enjoin the consummation of the transaction contemplated by this Agreement. No Transferor has received any notice of any such claim, and, to each Transferor’s Knowledge, there exists no circumstances or grounds upon which any such claim could be asserted.

(h) No Transferor has asserted any claim or commenced any action against any third party with respect to any alleged infringement or other claim with respect to the Patent Rights or any other Assigned Intellectual Property Rights, and no Transferor has sent any notice of any such claim to any Person. No Transferor has Knowledge of any circumstances or grounds upon which any Transferor could assert any such claim.

(i) No present or former employee of or consultant to any Transferor owns any intellectual property created during his or her employment or engagement that relate to any Intellectual Property Rights except for intellectual property rights that have been assigned to the applicable Transferor.  All work-product created or developed by current or former employees or consultants of any Transferor have been validly assigned by such employees or consultants to such Transferor, and such Transferor has no further obligations to such employees or consultants with respect to any Intellectual Property Rights transferred pursuant to this Agreement.

(j) All expenses incurred by any Transferor in connection with the preparation and executions of this Agreement shall be paid by the applicable Transferor or such Transferor shall have made payment arrangements, it being understood and agreed that all such obligations are and shall be the responsibility of the applicable Transferor.

4. Representations and Warranties of Aspire NA. Aspire NA represents and warrants to Transferor as follows:

(a) Aspire NA is a limited liability company organized and existing under the laws of the State of California. Aspire NA has the power and authority to conduct its proposed business.

(b) All action necessary required under Aspire NA’s operating agreement and the California Revised Uniform Limited Liability Company Act for Aspire NA to execute this Agreement and to perform its obligations under this Agreement has been taken, and this Agreement constitutes the valid and binding obligation of Aspire NA, enforceable in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, moratorium, or similar laws from time to time in effect which affect the enforcement of creditors’ rights generally, and by legal and equitable limitations on the enforceability of specific remedies.

(c) There is no litigation or arbitration proceeding pending or, to the Knowledge of Aspire NA, threatened against Aspire NA seeking to enjoin the transaction contemplated by this Agreement.

(d) All expenses incurred by Aspire NA with respect to the Assigned Intellectual Property Rights on or subsequent to the Effective Date shall be paid by Aspire NA, it being understood and agreed that all such obligations are and shall be the responsibility of Aspire NA.

5. Intellectual Property Warranties.

(a) Transferors jointly and severally represent and warrant that (i) the Assigned Intellectual Property Rights were developed by the applicable Transferor(s) or acquired by such Transferor pursuant to a binding and enforceable agreement, and that no third party owns any rights in the Assigned Intellectual Property Rights and the Assigned Intellectual Property Rights are not subject to any Encumbrance, (ii) there is no demand, claim, suit, action, arbitration or other proceeding pending or, to any Transferor’s Knowledge, threatened against a Transferor which alleges that the Assigned Intellectual Property Rights infringes upon the Proprietary Rights or intellectual property rights of any third party, and (iii) this Agreement does not conflict with any other agreement to which any Transferor is a party.

(b) Except for the obligations of Transferors with respect to claims based on the Assigned Intellectual Property Rights infringing any third party rights as provided in Section 6 of this Agreement, SELLERS MAKE NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, AS TO THE PERFORMANCE OF THE ASSIGNED INTELLECTUAL PROPERTY RIGHTS, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, ALL OF WHICH ARE EXPRESSLY DISCLAIMED BY SELLERS AND WAIVED BY ASPIRE NA.

(c) IN NO EVENT SHALL ANY SELLER OR ANY OF ITS AGENTS, SUBCONTRACTORS OR EMPLOYEES OR SELLERS BE LIABLE FOR ANY CONSEQUENTIAL OR INDIRECT DAMAGES, INCLUDING LOSS OF PROFITS, REVENUE OR DATA INCURRED BY ASPIRE NA OR ANY THIRD PARTY, WHETHER IN AN ACTION IN CONTRACT, BREACH OF WARRANTY OR TORT, EVEN IF ANY SELLER HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, RESULTING FROM ANY BREACH OF THIS AGREEMENT BY ANY SELLER.

6. Indemnity for Infringement.

(a) Transferors will jointly and severally defend, at their expense, any action (or portion thereof) brought against Aspire NA based solely on a claim that the any Assigned Intellectual Property Right infringes on the proprietary or intellectual proprietary rights (patent, trademark, trade dress, unfair competition, copyright, or trade secret) of others (an “Indemnification Claim”). Transferors will indemnify and hold harmless Aspire NA from and against any loss, damage, liability or expense, including reasonable fees and expenses of counsel which are awarded by a judgment or court order, which judgment or court order shall be final and beyond right of review or appeal, against Aspire NA in such action which are directly attributable to an Indemnification Claim. Transferors shall have the right, with prior consultation with Aspire NA, to control the defense of the action related to an Indemnification Claim and to compromise or settle any claim at Transferors’ cost and expense. Notwithstanding the foregoing, Transferors shall not compromise or settle any Indemnification Claim without prior consent from Aspire NA. In the event that a claim is made which asserts claims in addition to an Indemnification Claim, Transferors’ obligations shall be limited to the Indemnification Claim, subject to Section 6(d) of this Agreement.

(b) If an Indemnification Claim is made against Aspire NA, Transferors shall have the right, in their discretion and at their sole cost and expense, either to (i) make such modifications so that the infringing Assigned Intellectual Property Rights are/is not infringing, or (ii) obtain for Aspire NA the right, at no cost to Aspire NA, to continue to use the Assigned Intellectual Property Rights as provided in this Agreement.

(c) In the event that Aspire NA shall receive notice of any Indemnification Claim or in the event that an action is commenced against Aspire NA alleging that any Assigned Intellectual Property Rights infringe upon the proprietary or intellectual property rights of others, Aspire NA shall give prompt notice thereof (promptness being based on the time when Aspire NA has actual notice of any such claim or action) to Transferors, and Transferors shall defend the action as provided in Section 6(a) of this Agreement.

(d) The provisions of Sections 6(a) and 6(b) of this Agreement shall not apply to the extent that the claimed infringement results from a modification of the Assigned Intellectual Property Rights which was made by or at the direction of the Aspire NA without the consent or approval of any Transferor.

7. Covenants.

(a) If any Transferor shall at any time hereafter make or discover any improvements relating to the Assigned Intellectual Property Rights, the Products, or Prototypes, or develop or acquire any new Intellectual Property Rights which, if such intellectual property rights were owned by any Transferor on the Effective Date of this Agreement, would be included in the Assigned Intellectual Property Rights, such Transferor shall forthwith disclose to Aspire NA full details of said improvements, and said Intellectual Property Rights, are hereby forever and irrevocably assigned to Aspire NA in the same manner as if the improvement were included in the Assigned Intellectual Property Rights being transferred to Aspire NA pursuant to the this Agreement with no additional payment obligation under this Agreement. With respect to any such Intellectual Property Rights that constitute Patent Rights, Transferors shall, upon Aspire NA’s reasonable request and expense, sign any and all documents and do and execute all acts, things and instruments necessary for obtaining letters patent on said Intellectual Property Rights and for vesting title in and to said rights in Aspire NA as absolute owner.

8. Manufacturing License. To the extent that Licensee engages Shenzhen to manufacture Products for Licensee, Licensee hereby grants Shenzhen a sublicense to use the Licensed Intellectual Property solely for the purpose of manufacturing Products for Licensee or or person designated by Licensee.

9. Non-Disclosure. Transferors recognize that, upon transfer of the Patent Rights and other Assigned Intellectual Property Rights to Aspire NA, Aspire NA is acquiring a valuable asset. Accordingly, each Transferor agrees that such Transferor will not, at any time, without the written consent of the Aspire NA, use or make any disclosure of confidential information included in the Assigned Intellectual Property Rights, including but not limited to, Know-how, Know-how Documentation, or Trade Secrets to any Person. Each Transferor further agrees that it will not, and will not assist others, in reverse engineering or designing around, any of the Assigned Intellectual Property Rights.

10. Independent Contractors. In all matters relating to this Agreement, Transferors and Aspire NA shall act as independent contractors, no party shall be the employee, joint venturer, partner or agent of another party, and each party shall assume any and all liability for its own acts. Neither Transferors nor Aspire NA nor Ispire shall have any authority to assume or create obligations, express or implied, on behalf of another party or parties or any subsidiary or affiliate of the other party or parties, and no party hereto shall have any authority to represent another party as its agent, employee, partner or in any other capacity.

11. Survival. The representations and warranties of the parties shall survive the consummation of the transactions contemplated by this Agreement.

12. Miscellaneous.

(a) This Agreement constitutes the entire agreement of Transferors and Aspire NA as to the subject matter hereof, superseding all prior or contemporaneous written or oral understandings or agreements with respect to the subject matter covered in this Agreement. This Agreement may not be modified or amended, nor may any right be waived, except by a writing which expressly refers to this Agreement, states that it is intended to be a modification, amendment or waiver and is signed by both parties in the case of a modification or amendment or by the party granting the waiver. No course of conduct or dealing between the parties and no custom or trade usage shall be relied upon to vary the terms of this Agreement.

(b) The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. No delay or omission to exercise any right, power or remedy accruing to any party hereto shall impair any such right, power or remedy or shall be construed to be a waiver of or an acquiescence to any breach hereof. No waiver of any breach hereof shall be deemed to be a waiver of any other breach hereof theretofore or thereafter occurring. Any waiver of any provision hereof shall be effective only to the extent specifically set forth in an applicable writing. All remedies afforded to any party under this Agreement, by law or otherwise, shall be cumulative and not alternative and shall not preclude assertion by such party of any other rights or the seeking of any other rights or remedies against any other party.

(c) Any notice, consent or communication required under the provisions of this Agreement shall be given in writing and sent or delivered by hand, overnight courier or messenger service, against a signed receipt or acknowledgment of receipt, or by registered or certified mail, return receipt requested, or email or similar means of communication if receipt is acknowledged or if transmission is confirmed by mail as provided in this Section 12(c), to the parties at their respective email or addresses set forth on the signature page of this Agreement, with notice to each party being sent to the attention of the individual who executed this Agreement on behalf of such party. Notice shall be deemed given on the date of delivery if delivery is by hand, one day after delivery if delivery is by overnight courier or messenger service, three days after mailing if notice is given by mail or upon confirmation of receipt if notice is given by email. Any party may, by like notice, change the person, address or email to which notice is to be sent.

(d) This Agreement shall in all respects be construed and interpreted in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York applicable to contracts executed and to be performed wholly within such State, without regard to principles of conflicts of laws.

(e) Each party hereby irrevocably consents and agrees that any legal or equitable action or proceeding arising under or in connection with this Agreement may be brought solely in the federal or state courts located in the City and County of New York in the State of New York, and by execution and delivery of this Agreement, irrevocably (i) submits to and accepts the jurisdiction of said courts, (ii) waives any defense that such court is not a convenient forum, and (iii) consent that any service of process may be made (x) in the manner set forth in Section 12(c) of this Agreement (other than by email), or (y) by any other method of service permitted by law. EACH PARTY WAIVES THE RIGHT TO A JURY TRIAL TO THE MAXIMUM EXTENT PERMITTED BY LAW.

(f) Each party to this Agreement agrees, without cost or expense to any other party, to deliver or cause to be delivered such other documents and instruments as may be reasonably requested by any other party to this Agreement in order to carry out more fully the provisions of, and to consummate the transaction contemplated by, this Agreement.

(g) If any term, covenant or condition of this Agreement or the application thereof to any party or circumstance shall, to any extent, be determined to be invalid or unenforceable, the remainder of this Agreement, or the application of such term, covenant or condition to parties or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Agreement shall be valid and be enforced to the fullest extent permitted by law, and any court having jurisdiction may reduce the scope of any provision of this Agreement.

(h) No party hereto shall have the right to assign or transfer any of its rights hereunder except in connection with a merger or consolidation of such party or a sale by a party of all or substantially all of its business and assets provided that the successor entity agrees to assume the assigning party’s obligations pursuant to this Agreement; provided, however, that nothing in this Section 12(h) shall be construed to impair in any manner Aspire NA’s rights to the Assigned Intellectual Property Rights following the assignment of such rights pursuant to this Agreement, including but not limited to, Aspire NA’s right to further assign or license to any third party any or all of the Assigned Intellectual Property Rights, in whole or in part, or to otherwise affect or impair in any manner Aspire NA’s rights to exercise its rights as the owner of the Assigned Intellectual Property Rights.

(i) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted assigns.

(j) The headings in this Agreement are for convenience of reference only and shall not affect in any way the construction or interpretation of this Agreement.

(k) A signed copy of this Agreement delivered by facsimile, email, or other means of electronic transmission is deemed to have the same legal effect as delivery of an original signed copy of this Agreement. If less than a complete copy of this Agreement is delivered to by any party to the other parties, the other parties and their respective advisors (including legal counsel) are entitled to assume that the transmitting party accepts and agrees, and the receiving parties shall be deemed to have accepted and agreed, to all of the terms and conditions of the pages not delivered unaltered.

[Signatures on following page]

IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first aforesaid.

Address and E-mail	Signature
14 Jian’an Road	ASPIRE GLOBAL INC.
Tangwei Fuyong Town
Bao’an District, Shenzhen	By:	/s/ Tuanfang Liu
Guangdong Province, China		Tuanfang Liu, CEO
kr8001@163.com

14 Jian’an Road	SHENZHEN YI JIA
Tangwei Fuyong Town
Bao’an District, Shenzhen	By:	/s/ Tuanfang Liu
Guangdong Province, China		Tuanfang Liu, CEO
kr8001@163.com

14 Jian’an Road	TUANFANG LIU
Tangwei Fuyong Town
Bao’an District, Shenzhen	/s/ Tuanfang Liu
Guangdong Province, China	Tuanfang Liu
kr8001@163.com

19700 Magellan Drive	ASPIRE NORTH AMERICA LLC
Los Angeles, CA 90502
michael@getispire.com	By:	/s/ Michael Wang
Michael Wang, CFO

19700 Magellan Drive	ISPIRE TECHNOLOGY INC.
Los Angeles, CA 90502
michael@getispire.com	By:	/s/ Tuanfang Liu
Tuanfang Liu, CEO

Exhibit A

United States and Foreign Patent Rights

The following is a list of the United States and foreign patents and patent applications that are included in the Assigned Intellectual Property Rights being transferred to Aspire NA

Exhibit B

United States and Foreign Trademarks

The following is a list of the United States and foreign trademarks and trademark applications that are being included in the Assigned Intellectual Property Rights